Exhibit 10.16

AMENDMENT NO. 1 TO LICENSE AGREEMENT

This Amendment No. 1 (this “Amendment”), effective June 15, 2014 (the “Effective Date”), is to the License Agreement, dated as of January 29, 2014 (the “Agreement”), by and between Trellis Bioscience LLC, a Delaware limited liability company having a place of business at 2-B Corporate Drive, South San Francisco, CA 94080 (“Trellis”), and ContraFect Corporation, a Delaware corporation having its principal place of business at 28 Wells Avenue, 3rd Floor, Yonkers, New York 10701 (“ContraFect”). Trellis and ContraFect are collectively referred to herein as the “Parties”.

RECITALS

WHEREAS, Trellis and ContraFect entered into the Agreement on January 29, 2014;

WHEREAS, Section 14.1 of the Agreement provides that binding amendments thereto shall be reduced to writing and signed by the authorized representatives of each of the Parties; and

WHEREAS, the Parties desire to amend the Agreement to clarify the form of stock to be issued to Trellis by ContraFect pursuant to Section 6.2 of the Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual agreements and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree to amend the Agreement as follows:

AMENDMENT

1. Section 6.2 of the Agreement shall be replaced in its entirety with the following language (new text is bold and underlined, deleted text is ~~struck through~~):

“6.2	Stock. (a) Within five (5) days after the Effective Date, ContraFect shall issue to Trellis five hundred thousand Dollars ($500,000) of ContraFect’s Series C1 preferred stock pursuant to the stock purchase agreement and related investor agreements for the Series C1 preferred stock at the lowest price per share paid for the Series C1 preferred stock (including any warrants or discounts afforded such purchasers); and (b) ~~within~~ no later than the date (the “Reference Date”) that is six (6) months after the Effective Date, ContraFect shall issue to Trellis an additional five hundred thousand Dollars ($500,000) of ContraFect’s Series C1 preferred stock or the preferred stock of its most recent financing round led by a non-affiliate third party at the lowest price per share paid by its investors in such round; in each case, pursuant to a stock purchase agreement and related agreements of the Series C1 or other preferred stock, as the case may be, on a pari passu basis with the existing investors in such financing; provided, however, that in the event that ContraFect consummates an initial public offering (the “IPO”) of its common stock (or an initial public offering of its common stock and other derivative securities related thereto) on or prior to the Reference Date, then ContraFect shall issue five hundred thousand Dollars ($500,000) of its common stock (the “Common Stock”) to Trellis in full satisfaction of its remaining obligation under this Section 6.2. ContraFect shall issue the Common Stock to Trellis fifteen Business Days after the date that (i) the units issued in the IPO split into their component parts and (ii) the Common Stock is separately listed for trading. The number of shares of Common Stock to be issued under this Section 6.2(a) shall be calculated by dividing $500,000 by the ten-day average closing price per share of the Common Stock, rounded down to avoid the issuance of any fractional shares.

For the avoidance of doubt, the “ten-day average closing price per share” means the average of the last sale prices per share reported (or if no last sale prices are reported, the average of the bid and ask prices per share) on the NASDAQ Capital Market by Bloomberg (or a substantially similar financial information reporting service, if Bloomberg is not available) for the shares of Common Stock for each of the ten trading days ending on the date immediately prior to the date of issuance of the shares to Trellis.

3. Except as set forth herein, all terms and conditions of the Agreement shall remain in full force and effect. Unless otherwise defined in this Amendment, capitalized terms used in this Amendment shall have the same meaning as set forth in the Agreement. This Amendment, together with the Agreement, constitutes the entire agreement of the Parties with respect to the subject matter hereof, and supersedes any other agreements, promises, representations or discussions, written or oral, concerning such subject matter.

[signature page follows]

IN WITNESS WHEREOF, intending to be legally bound, the Parties have executed this Amendment as of the Effective Date by their authorized representatives.

TRELLIS BIOSCIENCE LLC

/s/ Stefan Ryser, Ph.D.
Stefan Ryser, Ph.D.
Chief Executive Officer

CONTRAFECT CORPORATION

/s/ Julia P. Gregory
Julia P. Gregory
Chief Executive Officer

[Signature Page to Amendment No. 1 to License Agreement]